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                                                                    EXHIBIT 11.2

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                              NINE MONTHS ENDED
                                                               SEPT. 30, 2000
                                                              -----------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                  21,413,362
       Weighted average shares issued during nine months
       ended September 30, 2000 (3,421,832 shares)                 2,511,464
                                                                ------------
                                                                  23,924,826
                                                                ============

Net loss                                                        $(38,120,694)
                                                                ============

Loss per share attributable to common stockholders              $      (1.59)
                                                                ============

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(1)  For a discussion of loss per share, see Note D of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 2000.